As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARAGON 28, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-3170186
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14445 Grasslands Drive Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Albert DaCosta

Chairman, President & Chief Executive Officer

14445 Grasslands Drive

Englewood, CO 80112

(720) 399-3400

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck

B. Shayne Kennedy

J. Ross McAloon

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Paragon 28, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 9,253,070 shares of the Company’s common stock, $0.01 par value per share (the “common stock”), issuable under the following employee benefit plans for which registration statement on Form S-8 (File No. 333-260367) is effective: (i) the 2021 Incentive Award Plan (the “2021 Plan”) which, as a result of the operation of an automatic annual increase provision therein, added 3,822,364 and 3,888,529 shares of common stock on January 1, 2022 and January 1, 2023, respectively, and (ii) the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) which, as a result of the operation of an automatic annual increase provision therein, added 764,472 and 777,705 shares of common stock on January 1, 2022 and January 1, 2023, respectively.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the registration statement on Form S-8 (File No. 333-260367) is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Paragon 28, Inc.	8-K	3.1	10/19/2021	001-40902

4.2	Amended and Restated Bylaws	8-K	3.2	10/19/2021	001-40902

4.3	Form of Common Stock Certificate.	S-1/A	4.2	10/8/2021	333-259789

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this Registration Statement).					X

99.1(a)	2021 Incentive Award Plan agreements thereunder.	S-8	99.2(a)	10/19/2021	333-260367

99.1(b)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1	10.10(a)	10/12/2021	333-259789

99.1(c)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	S-1	10.10(b)	10/12/2021	333-259789

99.2	2021 Employee Stock Purchase Plan.	S-8	99.3	10/19/2021	333-260367

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Englewood, State of Colorado, on this March 2, 2023.

PARAGON 28, INC.

By:	/s/ Albert DaCosta
Name:	Albert DaCosta
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert DaCosta, Stephen M. Deitsch and Jonathan Friedman, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Albert DaCosta Albert DaCosta	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2023

/s/ Stephen M. Deitsch Stephen M. Deitsch	Chief Financial Officer (Principal Financial Officer)	March 2, 2023

/s/ Erik Mickelson Erik Mickelson	Chief Accounting Officer and Controller (Principal Accounting Officer)	March 2, 2023

/s/ Quentin Blackford Quentin Blackford	Director	March 2, 2023

/s/ Alf Grunwald Alf Grunwald	Director	March 2, 2023

/s/ B. Kristine Johnson B. Kristine Johnson	Director	March 2, 2023

/s/ Stephen Oesterle, M.D. Stephen Oesterle, M.D.	Director	March 2, 2023

/s/ Meghan M. Scanlon Meghan M. Scanlon	Director	March 2, 2023

/s/ Thomas Schnettler Thomas Schnettler	Director	March 2, 2023

/s/ Kristina Wright Kristina Wright	Director	March 2, 2023